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                                                                    EXHIBIT 4.3


                               ACCORD NETWORKS LTD.
                             2000 SHARE OPTION PLAN

     1. PURPOSES OF THE PLAN. The purposes of this Share Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of Accord Networks Ltd. (the "Company") and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

                (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

                (b) "APPLICABLE LAWS" means the requirements relating to the administration of share option plans under the applicable laws of the State of Israel (except for matters with respect to the Code and the I.R.S., and, in such cases, the laws of the United States shall apply).

                (c) "ARTICLES" means the Articles of Association of the Company.

                (d)     "BOARD" means the Board of Directors of the Company.

                (e) "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

                (f) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 hereof and the Articles.

                (g) "COMPANY" means Accord Networks Ltd., a corporation incorporated under the laws of the State of Israel.

                (h) "CONSULTANT" means any person who is engaged by the Company or any Parent or Subsidiary of the Company to render consulting or advisory services to such entity.

                (i) "DIRECTOR" means a member of the Board of Directors of the Company.

                (j) "EMPLOYEE" means any person, including Officers, employed by the Company or any Parent or Subsidiary. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock


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Option held by the Optionee shall cease to be treated as an Incentive Stock
Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                (l) "FAIR MARKET VALUE" means, as of any date, the value of a Share determined as follows:

         (a) If the Shares are listed on a U.S national securities exchange or the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

         (b) If the Shares are listed on the Tel Aviv Stock Exchange, but are not traded on a U.S national securities exchange or the Nasdaq National Market or The Nasdaq Small Cap Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid if no sales were reported) as quoted on such exchange for the last market trading day prior to the time of determination, as reported in GLOBES, HAARETZ or such other source as the Administrator deems reliable;

         (c) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

         (d) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

                (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option and which do not necessarily comply with the United States law.

                (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                (p) "OPTION" means a share option granted pursuant to the Plan.

                (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                (r) "OPTIONED SHARES" means the Shares subject to an Option.

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                (s)     "OPTIONEE" means the holder of an outstanding Option
granted under the Plan.

                (t) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (u)     "PLAN" means this 2000 Share Option Plan.

                (v)     "SERVICE PROVIDER" means an Employee, or Consultant.

                (w) "SHARE" means a share of the Company's Ordinary Shares having a nominal value of NIS 0.01, as adjusted in accordance with
Section 11 below.

                (x) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.      SHARES SUBJECT TO THE PLAN.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 750,000 Shares. The Shares may be authorized, but unissued, or reacquired.

                If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

        4.      ADMINISTRATION OF THE PLAN.

                (a) PROCEDURE. The Plan shall be administered by the Board or a Committee appointed by the Board, subject to the Articles, which Committee shall be constituted to comply with Applicable Laws.

                (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

                        (a) to recommend to the Board to update the Fair Market Value;

                        (b) to grant Options and to select the Service Providers to whom Options may from time to time be granted hereunder;

                        (c) to determine the number of Shares to be covered by each such award granted hereunder;

                        (d) to approve forms of Option Agreement for use under the Plan;

                        (e) to determine the terms and conditions of any Option granted hereunder;

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                        (f)      to prescribe, amend and rescind rules and
                                 regulations under the Plan;

                        (g) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

                (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

        5.      ELIGIBILITY.

                (a) Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

                (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair
Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                (c) The Plan shall not confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

        6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. However, the Plan shall be submitted to the shareholders of the Company for approval within twelve (12) months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the shareholders and if the shareholders fail to approve the Plan within twelve (12) months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Nonstatutory Stock Options without any further act. The Plan shall continue in effect for a term of ten
(10) years, unless sooner terminated under Section 13 of the Plan.

        7. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement; provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof; provided, further that the term of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of issued and outstanding share capital of the Company or any Parent or Subsidiary, shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

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        8.      OPTION EXERCISE PRICE AND CONSIDERATION.

                (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                        (i)      In the case of an Incentive Stock Option

                                (A) granted to an Employee who, at the time of
the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of issued and outstanding share capital of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                (B) granted to any Employee other than an
Employee described in the preceding subparagraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                          (ii)   Notwithstanding the foregoing, pursuant to a
merger or other corporate transaction, Options may be granted in substitution for options held by service providers of another corporation with per Share exercise prices of less than 100% of Fair Market Value on the date of grant.

                (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the date of grant) and may consist entirely of (1) cash,
(2) check, (3) promissory note, (4) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment. To the extent that the consideration paid for the Shares is denominated in US
Dollars, the exchange rate to be used to obtain a New Israeli Shekel value of such consideration shall be the noon buying rate as reported by the Federal Reserve Bank of New York (expressed in New Israeli Shekels per unit of US Dollar) on the date of exercise of the Option. The Administrator shall determine, at its own discretion, the type of consideration to be accepted by the Company. Unless determined otherwise the consideration shall be paid to the Company in US Dollars.

        9.      EXERCISE OF OPTION.

                (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and the Option Agreement, and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

                        An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be registered in the name of the Optionee.

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     Until the consummation of the initial underwritten public offering of equity securities of the Company pursuant to an effective registration statement, prospectus or similar document in Israeli or such other jurisdiction as is determined by the Board (the "IPO"), the Company shall have the right to demand from the Optionee at any time that the same shall provide, and the Optionee shall provide, any certificate, declaration or other document which the Company shall consider to be necessary or desirable pursuant to any law, whether local or foreign, including any certificate or agreement which the Company shall require, if any, from the Optionees as members of a class of shareholders, or any certificate, declaration or other document the obtaining of which shall be deemed by the Board to be appropriate or necessary for the purpose of raising capital for the Company (including pursuant to a public offering of securities), of merging the Company with another company (whether the Company is the surviving entity or not), or of reorganization of the Company, including, in the event of a consolidation or merger of the Company or any sale, lease, exchange or other transfer of all or substantially all of the assets or Shares of the Company, the sale or exchange, as the case may be, of any Shares the Grantee may have purchased hereunder all as shall be deemed necessary or desirable by the Board.

                        Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares within 30 days after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

                        Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or disability, the Optionee may exercise his or her Options within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day of three months and one day following such termination.

                (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                (e) TERMINATION FOR CAUSE. If an Optionee ceases to be a Service Provider for Cause (as such term is defined below), all options held by or on behalf of such Grantee shall immediately expire upon the earlier of such termination or notice of termination (unless the Option Agreement provides otherwise), and the Shares covered by such Option shall revert to the Plan.

For purposes hereof, the term "CAUSE" shall mean (i) a material breach by the Optionee of its obligations under any agreement with the Company or any Subsidiary or Parent of the Company, including the Option Agreement; (ii) the commission by the Optionee of an act of fraud or embezzlement against the Company or any Subsidiary or Parent of the Company or the willful taking of action injurious to the business or prospects of the Company or any Subsidiary or Parent of the Company; (iii) the Optionee's conviction of a felony involving moral turpitude; and, (iv) the Optionee's involvement with an act which constitutes breach of trust between the Optionee and the Company or any Subsidiary or Parent of the Company or which constitutes breach of discipline.

                10. NON-TRANSFERABILITY OF OPTIONS. Unless provided otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and may be exercised, during the lifetime of the Optionee, only by the Optionee.

                11.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

                        (a) CHANGES IN CAPITALIZATION. In the event the Shares shall be subdivided or combined into a greater or smaller number of Shares or if, upon a reorganization, recapitalization or the like, the Shares shall be exchanged for other securities of the Company, each Optionee shall be entitled, subject to the conditions herein stated, to purchase such number of Shares or amount of other securities of the Company as were exchangeable for the number of Shares of the Company which such Optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

In the event that the Company shall issue any of its Shares or other securities as bonus shares or a stock dividend upon or with respect to any Shares which shall at the time be subject to an Option hereunder, each Optionee upon exercising such Option shall be entitled to receive (for the purchase price payable upon such exercise), the Shares as to which he or she is exercising such Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares or stock dividend were declared, and such amount of Shares (and the amount in lieu of fractional Shares) as is equal to the Shares which he or she would have received had he or she been the holder of the Shares as to which he or she is exercising his or her Option at all times between the date of grant of such Option and the date of its exercise.

                (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen
(15) days prior to such transaction as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely ordinary shares (or their equivalent) of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Shares, to be solely ordinary shares (or their equivalent) of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Shares in the merger or sale of assets.

        12. DATE OF GRANT. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board.
Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

        13.     AMENDMENT AND TERMINATION OF THE PLAN.

                (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

                (b) SHAREHOLDER APPROVAL. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall adversely affect the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        14.     CONDITIONS UPON ISSUANCE OF SHARES.

                (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        15. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        17. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                              ACCORD NETWORKS LTD.
                             2000 SHARE OPTION PLAN
                             SHARE OPTION AGREEMENT


        Unless otherwise defined herein, the terms defined in the Accord Networks Ltd. 2000 Share Option Plan (the "Plan") shall have the same defined meanings in this Share Option Agreement.

A.      NOTICE OF SHARE OPTION GRANT

        [OPTIONEE'S NAME AND ADDRESS]

        A. The undersigned Optionee has been granted an Option to purchase Ordinary Shares of the Company ("Accord Networks Ltd.", a corporation incorporated under the laws of the State of Israel), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

        Date of Grant                   _________________________

        Vesting Commencement Date       _________________________

        Exercise Price per Share        $________________________

        Total Number of Shares Granted  _________________________

        Total Exercise Price            $________________________

        Type of Option                  ___  Incentive Stock Option

                                        ___  Nonstatutory Stock Option

        Term/Expiration Date:    _________________________



VESTING SCHEDULE:

        The Option shall be exercisable, in whole or in part, according to the following vesting schedule:

        25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 6.25% of the Shares subject to the Option shall vest at the end of each three-month period thereafter, subject to the Optionee's continuing to be a Service Provider on such dates.

TERMINATION PERIOD:

        The Option shall be exercisable for 30 days after the Optionee ceases to be a Service Provider, provided, however, that upon Optionee's death, disability, or retirement after age 60 with the approval of the Board, the Option may be exercised for a period of one year after the Optionee ceases to be a Service Provider but only to the extent exercisable at such time. To the extent that the Option is an Incentive Stock Option and is not exercised within three months after the Optionee's retirement, the unexercised portion of the Option will automatically become a Nonstatutory Stock Option. In no event may the Optionee exercise the Option after the Term/Expiration Date as provided above, unless otherwise determined in the Plan.

        Notwithstanding the above, if an Optionee ceases to be a Service Provider for Cause (as such term is defined below), all options held by or on behalf of such Optionee shall immediately expire upon the earlier of termination for Cause or notice of termination for Cause (unless the Option Agreement provides otherwise).

For purposes hereof, the term "CAUSE" shall mean (i) a material breach by the Optionee of its obligations under any agreement with the Company or any Subsidiary or Parent of the Company, including the Agreement; (ii) the commission by the Optionee of an act of fraud or embezzlement against the Company or any Subsidiary or Parent of the Company or the willful taking of action injurious to the business or prospects of the Company or any Subsidiary or Parent of the Company; or (iii) the Optionee's conviction of a felony involving moral turpitude; and, (iv) the Optionee's involvement with an act which constitutes breach of trust between the Optionee and the Company or any Subsidiary or Parent of the Company or which constitutes breach of discipline.

        1. GRANT OF OPTION. The Plan Administrator hereby grants to the Optionee named in the Notice of Grant (the "OPTIONEE"), an option (the "OPTION") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "EXERCISE PRICE"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

                If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), the Option shall be treated as a Nonstatutory Stock Option ("NSO").

        2. EXERCISE OF OPTION.

                (a) RIGHT TO EXERCISE. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section A of this Option Agreement and with the applicable provisions of the Plan.

                (b) METHOD OF EXERCISE. The Option shall be exercisable by delivery of an exercise notice in the form attached as EXHIBIT A (the "EXERCISE NOTICE") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. The Option or any part thereof shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise complies with Applicable Laws. As set forth in Section 9(a) of the Plan, Shares issued pursuant to the exercise of the Option will be registered in the name of the Optionee.

        3. OPTIONEE'S REPRESENTATIONS. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), at the time the Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as EXHIBIT A.

        4. LOCK-UP PERIOD. The Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER")in connection with any registration of the offering of any securities of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "MARKET STANDOFF PERIOD") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        5. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                (a) cash or check; or

                (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in its sole and absolute discretion in connection with the Plan; or

                (c) any combination of the above methods of payment.

        6. RESTRICTIONS ON EXERCISE. The Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

        7. NON-TRANSFERABILITY OF OPTION. The Option may not be transferred in any manner otherwise than by will or by the laws of descent and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        8. TERM OF OPTION. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

        9. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                (a) EXERCISE OF NSO. There may be a regular federal income tax liability upon the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                (b) EXERCISE OF ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

                (c) DISPOSITION OF SHARES. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and for at least two years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

                (d) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option granted to the Optionee herein is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1)the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

        10. ENTIRE AGREEMENT; GOVERNING LAW; DISPUTES. The Plan is incorporated herein by reference. The Plan, this Option Agreement, and the Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and the Optionee. This Option Agreement and the Plan shall be governed by and construed in accordance with the laws of the State of Israel (except for matters with respect to the Code and the I.R.S. and, in such matters, the laws of the United States shall apply) and, subject to the provisions of the next paragraph, the competent courts in the Tel Aviv district of Israel shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

                  As a condition of the granting of the Option, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement that shall arise under or as a result of this Option Agreement shall be determined by the Board, or any committee designated by the Board pursuant to the Plan, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the terms of this Option Agreement shall be final and shall be binding and conclusive for all purposes.

        11. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR ANY RELATED COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

        The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option Agreement. The Optionee is aware and agrees that the Company intends to issue additional shares in the future to various entities and individuals, including preferred shares that will entitle their holder to preferred rights over the holder of Ordinary Shares, as the Company in its sole discretion shall determine. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                   ACCORD NETWORKS LTD.

------------------------------------       ------------------------------------
Signature                                  By

------------------------------------       ------------------------------------
Print Name                                 Title

------------------------------------
Address

------------------------------------

                                    EXHIBIT A

                              ACCORD NETWORKS LTD.

                             2000 SHARE OPTION PLAN

                                 EXERCISE NOTICE

Accord Networks Ltd.
94 Derech Em Hamoshavot, P.O.B. 3654
Petach Tikva, 49130, Israel

Attention: Controller

        1. EXERCISE OF OPTION. Effective as of today, ____________ the undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase ____________ Ordinary Shares (the "SHARES") of Accord Networks Ltd. (the "COMPANY") at an exercise price of $___________ per Share under and pursuant to the 2000 Share Option Plan (the "PLAN") and the Share Option Agreement dated ______________________ (the "OPTION AGREEMENT"), and delivers to you the total amount of $_______________, representing the full exercise price of such Shares.

        2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full Exercise Price for the Shares being purchased hereby, as set forth in the Option Agreement.

        3. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. RIGHTS AS SHAREHOLDER. Optionee acknowledges that until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option, and that no adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 11 of the Plan. Optionee further acknowledges that the Shares shall be issued to and registered in the name of Optionee as provided in the Plan.

                  In the event that the Articles, now or at any time hereafter, provide for a right of first refusal to purchase shares of the Company which are offered for sale by other shareholders of the Company and/or a pre-emptive right to purchase shares that are being allotted or shall in the future be allotted by the Company, Optionee hereby waives such rights.
Optionee shall not sell the Shares or any part thereof to any third party, unless such third party signs a waiver as aforesaid.

        5. TAX CONSULTATION. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        6. INVESTMENT REPRESENTATIONS. The provision of this Section 6 shall apply only if the Shares have not, at the time of this Exercise Notice, been registered under the Securities Act of 1933, as amended (the "Securities Act").

        Optionee acknowledges that the issuance of the Shares has not been registered under the Securities Act in reliance upon exemptions from registration contained therein, and that the Company's reliance upon such exemptions is based in part upon Optionee's representations, warranties and agreements contained in this Exercise Notice. Optionee represents, warrants and agrees as follows:

        (a) Prior to the execution of this Exercise Notice, Optionee has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the terms and conditions of the Plan.

        (b) Optionee has carefully read this Exercise Notice and, to the extent Optionee believes necessary, Optionee has discussed the representations, warranties and agreements which Optionee makes by signing it and the applicable limitations upon resale of the Shares with Optionee's counsel and counsel for the Company.

        (c) Optionee is purchasing the Shares for his or her own account, with the intention of holding the Shares for investment, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares; and Optionee shall not make any sale, transfer or other disposition of the Shares without registration under the Securities Act and other Applicable Laws or unless an exemption from registration is available under those laws, respectively.

        (d) Optionee is familiar with the business in which the Company is engaged, and based upon his or her knowledge and experience in financial and business matters, Optionee is familiar with the investments of the sort which Optionee is undertaking herein and Optionee is capable of evaluating the merits and risks of this investment.

        (e) This investment is in accord with the nature and size of Optionee's present investments and net worth, and Optionee is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or to afford a complete loss of this investment.

        (f) Optionee is eighteen years of age or older and his or her principal residence is at the address shown under my signature on the bottom of this Exercise Notice.

        (g) Optionee understands that the provisions of Rule 144 under the Securities Act are currently not available to permit resales of these Shares, and due to the nature of the business of the Company and the conditions of Rule 144, it is not certain that the conditions necessary to permit routine sales of the Shares under Rule 144 will ever be satisfied, and, if Rule 144 should become available, routine sales made in reliance upon its provisions could be made only in limited amounts and in accordance with the terms and conditions of Rule 144. Optionee further understands that in connection with sales of Shares for which Rule 144 is not available, compliance with Regulation A or some other registration exemption will be required.

        (h) Optionee understands that the Company is under no obligation to register the Shares or to comply with the conditions of Rule 144 or take any other action necessary in order to make any exemption for the sale of the Shares without registration available.

        (i) Optionee understands and agrees that stop transfer instructions will be given to the Company's transfer agent or the officer in charge of its stock records and noted on the appropriate records of the Company to the effect that the Shares may not be transferred out of Optionee's name unless approval is first obtained from the Company. Optionee further agrees that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance as follows, and Optionee understands and agrees that the Company may refuse to permit the transfer of the Shares out of Optionee's name and that the Shares must be held indefinitely in the absence of compliance with the terms of such legend:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE SHAREHOLDERS OF THE ISSUER OR THEIR ASSIGNEE(S) AS SET FORTH IN THE ARTICLES OF ASSOCIATION OF THE ISSUER, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

        7. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

        8. GOVERNING LAW; SEVERABILITY; DISPUTES. This Exercise Notice, the Option Agreement and the Plan shall be governed by and construed in accordance with the laws of the State of Israel (except for matters with respect to the Code and the I.R.S. and, in such matters, the laws of the United States shall apply) and, subject to the provisions of the next paragraph, the competent courts in the Tel Aviv district of Israel shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

        As a condition of the granting of the Option, Optionee and Optionee's successors and assigns agree that any dispute or disagreement that shall arise under or as a result of this Exercise Notice shall be determined by the Board, or any committee designated by the Board pursuant to the Plan, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the terms of this Exercise Notice shall be final and shall be binding and conclusive for all purposes.

        9. ENTIRE AGREEMENT. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by:                              Accepted by:

OPTIONEE                                   ACCORD NETWORKS LTD.

---------------------------------          ---------------------------------
Signature                                  By

---------------------------------          ---------------------------------
Print Name                                 Title

ADDRESS:                                   ADDRESS:

---------------------------------          ---------------------------------

---------------------------------          ---------------------------------



                                           ---------------------------------
                                           Date Received